Exhibit 10.1

CATELLUS OPERATING LIMITED PARTNERSHIP

AGREEMENT OF LIMITED PARTNERSHIP

This Agreement of Limited Partnership (this “Agreement”) is made as of April 10, 2003 by and between Catellus SubCo, Inc., a Delaware corporation (the “Company”), and Catellus REIT, LLC, a Delaware limited liability company (“Catellus LLC”), as partners (the “Partners”) of Catellus Operating Limited Partnership (the “Partnership”). The Company shall be the General Partner of the Partnership and Catellus LLC shall be the Limited Partner of the Partnership.

WHEREAS, the Partnership has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101, et seq.), as amended (the “Act”), by the filing on April 10, 2003 of a Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware.

WHEREAS, Catellus LLC is a single member limited liability company, wholly owned by the Company and disregarded as separate from the Company for federal income tax purposes under Treasury Regulation Section 301.7701-3(b)(1)(ii).

WHEREAS, the Partnership has but a single owner for federal income tax purposes and is an entity disregarded as separate from the Company for federal income tax purposes.

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereto hereby agree as follows:

1.    Name.  The name of the Partnership is CATELLUS OPERATING LIMITED PARTNERSHIP.

2.    Purpose; Powers.  The Partnership has been formed to engage in the business of acquiring and holding interests in other entities formed or operated for the purpose of acquiring parcels of improved or unimproved real property, developing unimproved or partially improved real property, and holding, leasing, managing, maintaining, financing, selling or otherwise dealing in any manner whatsoever with any real property owned by such entities, whether improved or unimproved, the making of capital contributions and loans to any such entities, and any business related thereto or useful in connection therewith, as well as any and all other activities permitted under the Act. The Partnership shall possess and may exercise all the powers and privileges granted by the Act, any other law or this Agreement, together with any powers incidental thereto, and may take any other action not prohibited under the Act or other applicable law, so far as such powers and actions are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Partnership.

3.    Office; Registered Agent.  The principal office of the Partnership shall be 201 Mission Street, San Francisco, California, 94105. The Partners may change the location of such office, establish additional offices or places of business of the Partnership or enter into such contracts or hire such agents in such other locations, including but not limited to the State of Delaware, as they deem necessary or desirable in further of the business of the Partnership. The initial registered agent of the Partnership for service of process, as required by Section 17-104 of the Act, shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The registered office of the Partnership in the State of Delaware, as required by Section 17-104 of the Act, shall be The Corporation Trust Company at such address.

4.    Capital Contributions and Percentage Interests.  The percentage interest of each Partner in the profits or losses of the Partnership (“Percentage Interest”) is as follows:

Partners	Percentage Interests
Catellus LLC	1%
Company	99%
TOTAL	100%

Contributions to capital shall be made by the Partners in cash in proportion to the Percentage Interests, in such amounts and at such times as the Partners may mutually agree. Each Partner shall be entitled to vote in proportion to its respective Percentage Interest on all matters for which a vote or decision of the Partners is required or taken unless otherwise mutually agreed.

5.    Allocation of Profits and Losses.  The Partnership is an entity disregarded as separate from the Company for federal income tax purposes. Accordingly, all items of income, gain, loss, deduction and credit of the Partnership for all taxable periods shall be treated for federal income tax purposes, and for state and local income and other tax purposes to the extent permitted by applicable law, as realized or incurred directly by the Company. To the extent not so permitted, all items of income, gain, loss, deduction and credit of the Partnership shall be allocated in accordance with each Partner’s Percentage Interest.

6.    Distributions.

(a)    Nonliquidating Distributions.  No Partner shall be entitled to any distribution or payment with respect to its interest in the Partnership upon the resignation or withdrawal of such Partnership. Distributions may be limited and repayable as provided in the Act. Except as limited by the Act or as provided subsequently in this Section, all funds and assets of the Partnership which are determined by the General Partner to be available for distribution shall be distributed to the Partners in proportion to their Percentage Interests.

(b)    Distributions Upon Liquidation.  Proceeds from a sale of all or substantially all of the assets of the Partnership and amounts available upon dissolution, after payment of, or adequate provision for, the debts and obligations of the Partnership, including the expenses of its liquidation and dissolution, and after the liquidation of any remaining assets of the Partnership, shall be distributed and applied in the following priorities:

(i)  First, to fund reserves to the extent deemed appropriate by the General Partner for contingent and other liabilities of the Partnership not otherwise paid or provided for, provided that, upon the expiration of such period of time as the General Partners shall deem advisable, the balance of such reserves remaining after payment of such liabilities shall be distributed in the manner hereinafter set forth; and

(ii)  Second, to the Partners as provided in Section 6(a).

(c)  Distribution of Assets in Kind.  No Partner shall have the right to require any distribution of any assets of the Partnership in kind. If any assets of the Partnership are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the General Partners. Any Partner entitled to any interest in such assets shall, unless otherwise determined by the General Partner, receive separate assets of the Partnership, and not an interest as tenant-in-common with other Partners so entitled in each asset being distributed.

7.    Management.  The business and affairs of the Partnership shall be conducted by or under the direction of the General Partner, which subject solely to Section 10 below, shall have the authority to exercise on behalf of the Partnership all of its rights, powers, privileges, duties and responsibilities under Section 2 hereof or provided by law and to take any other action not prohibited by the Act or other applicable law, including without limitation the right and authority to employ, retain or appoint any officers, consultants, agents, brokers, professionals or other persons in any capacity, and to enter into, execute, deliver, acknowledge, make, modify, supplement or amend any documents or instruments in the name of the Partnership which the General Partner deems necessary or appropriate to achieve the purposes of the Partnership. There is no requirement that any Partners hold a meeting in order to take action on any matter. Any action taken by the General Partner, and the signature of the General Partner on any agreement, contract, instrument or other document on behalf of the Partnership, shall be sufficient to bind the Partnership and shall conclusively evidence the authority of the General Partner and the Partnership with respect thereto.

8.    Transfers of Interests.  Each Partner shall have the right to sell, assign, give, hypothecate, pledge, mortgage or otherwise encumber or transfer (including, without limitation, any assignment or transfer by operation of law or by order of court) all or any portion of its interest in the Partnership (including, without limitation, the granting of any participation therein or rights and powers associated therewith); provided, however, that in no event shall any transferee be admitted as a Partner of the Partnership or, following an event of dissolution, exercise any consent to the continuation of the Partnership as provided in Section 10 below, without the prior written consent of the General Partner in its sole discretion, and provided, further, that no assignee may be admitted as a Partner unless it has accepted and assumed in writing the terms and provisions of this Agreement and executed such documents or instruments as may be required by the General Partner to reflect the provisions hereof. If the transferee is admitted as a Partner or is already a Partner, the Partner transferring its interest shall be relieved of liability with respect to the transferred interest arising or accruing under this Agreement on or after the effective date of the transfer, unless the transferor affirmatively assumes such liability. Any person who acquires in any manner an interest or any part thereof in the Partnership, whether or not such person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted as a Partner, shall be deemed by the acquisition of such interest or have agreed to be subject to and bound by all of the provisions of this Agreement with respect to such interest, including without limitation, the provisions of this Section 8 with respect to any subsequent transfer of such interest. Any transfer in violation of any provisions of this Agreement shall be null and void and ineffective to transfer any interest in the Partnership and shall not be binding upon or be recognized by the Partnership, and any such transferee shall not be treated as or deemed to be a Partner for any purpose. In the event that any Partner shall at any time transfer its interest in violation of any of the provisions of this Agreement, the Partnership and the other Partners, in addition to all rights and remedies at law or in equity, shall have and be entitled to an order restraining or enjoining such transaction, it being expressly acknowledged and agreed that damages at law would be an inadequate remedy for a transfer in violation of this Agreement.

9.    Fiscal Year.  Except as provided by the Code, the fiscal year and the taxable year of the Partnership shall be the calendar year.

10.    Term.  The Partnership shall dissolve and its affairs shall be wound up upon the first to occur of the following:

(a)  the written consent of all of the Partners;

(b)  the death, retirement, resignation, expulsion, dissolution or bankruptcy of a Partner or the occurrence of any other event which terminates the continued partnership of a Partner in the Partnership; provided, however, that the Partnership may be continued with the consent of a majority in Percentage Interest of the remaining Partners, such consent to be given within ninety (90) days following such event; or

(c)  the entry of a decree of judicial dissolution under Section 17-802 of the Act; or

(d)  the date which is forty (40) years after the date hereof.

Except as provided above, no Partner shall have the right to continue the business of the Partnership upon the occurrence of an event of dissolution of the Partnership. Upon any such dissolution, the remaining Partners shall proceed to liquidate the Partnership and wind up its affairs and make final distributions as provided in Section 6 above and in the Act. The cost of dissolution and liquidation shall be borne as a Partnership expense. On completion of liquidation, the Partnership shall be terminated and the General Partner (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware under the Act and take such other actions as may be necessary to terminate the existence of the Partnership and cancel any other filings as appropriate.

11.    Other Business.  Ownership or participation in, or affiliation with, the Partnership shall not limit or restrict either Partner or any affiliate of either Partner in any way in the pursuit of other business activities or investment opportunities, and neither Partner shall be obligated to devote full time to the business of the Partnership.

12.    Indemnification.  To the fullest extent permitted by law, the Partnership shall indemnify each Partner and any and all officers and agents of the Partnership and the officers, directors, partners, members and shareholders of any such person which is a corporation, partnership, limited liability company or other entity, against any and all liability incurred and/or for any act performed by them in good faith and/or for any act in good faith omitted to be performed by them in good faith (including, without limitation, reasonable legal and other professional fees and expenses as the same are incurred), except for their own gross negligence or willful misconduct.

13.    Liability of Partners.  The Partners shall not have any liability for the debts, obligations or liabilities of the Partnership or of any other Partner except to the extent required under the Act. No Partner shall have the right to resign or withdraw or to be repaid any capital contributed by such Partner or to receive any distribution or other payment in respect of its interest in the Partnership, including, without limitation, as a result of the withdrawal or resignation of such Partner from the Partnership, except as specifically provided in this Agreement.

14.    Amendment.  Except in connection with the admission of Partners as provided in Section 8, this Agreement may be amended only pursuant to the written agreement of the Partners holding a majority in Percentage Interests of the Partnership.

15.    Governing Law.  This Agreement and the relationship between and among any and all of the Partners contemplated hereby shall be governed by Delaware law.

16.    Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

GENERAL PARTNER:

CATELLUS SUBCO, INC.

By:	/s/ C. WILLIAM HOSLER
Name: C. William Hosler Title: Vice President, Finance

LIMITED PARTNER

CATELLUS REIT, LLC

By:	/s/ VANESSA L. WASHINGTON
Name: Vanessa L. Washington Title: Senior Vice President and Secretary

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